UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2021

GRIFFON CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 1-06620

Delaware	11-1893410
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

712 Fifth Avenue, 18th Floor

New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 957-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.25 par value per share	GFF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 — Other Events

In response to a shareholder communication, Griffon Corporation has provided a reconciliation of free cash flow for its fiscal years ended 2019 and 2020, which was disclosed in its proxy statement dated December 16, 2020, to net cash provided by operating activities for the same periods (the “Reconciliation”). A copy of the Reconciliation is attached as Exhibit 99.1 and incorporated by reference into this Current Report on Form 8-K.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2021	GRIFFON CORPORATION

	By:	/s/ Seth L. Kaplan
Seth L. Kaplan Senior Vice President, General Counsel and Secretary